                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated August 17, 2001, which is incorporated by reference in this Registration Statement (Form N-1A No. 333-43552) of Merrill Lynch Total Return Bond Fund.



                                        /s/ Ernst & Young LLP


MetroPark, New Jersey
October 19, 2001

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated August 17, 2001, which is incorporated by reference in this Registration Statement (Form N-1A No. 333-43552) of Merrill Lynch Low Duration Fund.


                                   /s/ Ernst & Young LLP

MetroPark, New Jersey
October 19, 2001